As filed with the Securities and Exchange Commission
                                  on October 3, 1996

                                              Registration No. ____________
          _________________________________________________________________

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                 ___________________

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ____________________


                                    RENT-WAY, INC.
                (Exact name of registrant as specified in its charter)


                                     Pennsylvania
                    (State or other jurisdiction of incorporation)

                                      25-1407782
                         (I.R.S. Employer Identification No.)

             3230 West Lake Road, Erie, Pennsylvania 16505 (814) 836-0618
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ________________________

                                1995 STOCK OPTION PLAN

                               (Full title of the plan)
                               _______________________

                                William E. Morgenstern
                        President and Chief Executive Officer
                                    Rent-Way, Inc.
                                 3230 West Lake Road
                              Erie, Pennsylvania  16505
                                    (814) 836-0618
             (Name and address, including zip code, and telephone number, including area code, of agent for service)


                           Calculation of Registration Fee

                                     Proposed    Proposed
           Title of                  maximum     maximum
           securities   Amount to    offering    aggregate   Amount of
           to be        be           price per   offering    registration
           registered   registered   share(1)    price(1)    fee
           __________   ___________  __________  _________   ____________

           Common       400,000      $12.5625    $5,025,000  $1,732.76
           Stock,       Shares
           without par
           value

          _____________________

          (1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee based on the average of the high and low trading prices for the Common Stock in the over-the-counter market on September 27, 1996, as reported on the NASDAQ National Market System.

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


          Item 3.   Incorporation of Documents by Reference

                    Rent-Way, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents:

                    (a) The Company's Annual Report on Form 10-KSB for the year ended September 30, 1995;

                    (b)  All other reports filed by the Company pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above, including the Company's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996; and

                    (c) The description of the Company's common stock contained in the Registration Statement on Form 8-A, dated August 19, 1993 filed under Section 12 of the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

                    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which registers the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing from the date of filing of such documents.

          Item 4.   Description of Securities

                    Not applicable.

          Item 5.   Interests of Named Experts and Counsel

                    Not applicable.

          Item 6.   Indemnification of Directors and Officers

                    The provisions of Sections 1741 through 1750 of the Pennsylvania Business Corporation Law provide that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a representative of the corporation, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation. To the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding or in defense of any claim, issue or matter therein, the corporation is required by the Pennsylvania Business Corporation Law to indemnify them against expenses actually and reasonably incurred by them in connection with such defense.

                    The Company's By-Laws provide that it shall indemnify its officers and directors against claims arising from actions taken in their official capacity except where the conduct giving rise to the claim is finally determined by a court or in arbitration to have constituted willful misconduct or recklessness or to have involved the receipt from the Company of a personal benefit to which the officer or director was not entitled, or where such indemnification has been determined in a final adjudication to be unlawful. The Company may create a fund, trust or other arrangement to secure the indemnification. In addition, Company is required to pay the expenses of defending the claim in advance of final adjudication upon the receipt of an undertaking by the officer or director to repay such advanced amounts if it is ultimately determined that the officer or director is not entitled to be indemnified. These provisions of the Company's By-Laws are expressly permitted pursuant to the Pennsylvania Business Corporation Law.

          Item 7.   Exemption from Registration Claimed

                    Not applicable.

          Item 8.   Exhibits

                    Exhibit Number           Description

                    4.1 Articles of Incorporation of the Company, as amended (filed as of January 5, 1996 as Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (No. 333-116) and incorporated herein by this reference)

                    4.2 By-Laws of the Company, as amended (filed as of December 8, 1992 as an exhibit to the Company's Registration Statement on Form S-18 (No. 33-55562-NY) and incorporated herein by this reference)

                    4.3 1995 Stock Option Plan (filed as of January 5, 1996 as Exhibit 10.2 to the Company's Registration Statement on Form SB-2 (No. 333-116) and incorporated herein by this reference)

                    5.1            Opinion of Hodgson, Russ, Andrews, Woods
                                   & Goodyear, LLP

                    24.1           Consent of Coopers & Lybrand, L.L.P.

                    24.2 Consent of Hodgson, Russ, Andrews, Woods & Goodyear, LLP (included in Exhibit 5.1)

          Item 9.   Undertakings

                    A.   The Company hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    B. The Company hereby undertakes that, for purposes of determining any liability under the 1934 Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer of controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

                    Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on the 30th day of September, 1996.

                                   RENT-WAY, INC.


                                   By:  /s/ Jeffrey A. Conway
                                          Jeffrey A. Conway,
                                          Vice-President and
                                          Chief Financial Officer


                    Pursuant to the requirements of the 1933 Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                     TITLE                         DATE
   /s/ Gerald A. Ryan            Chairman of the Board         September 30, 1996
   Gerald A. Ryan                and Director


   /s/ William F. Morgenstern    President, Chief Executive    September 30, 1996
   William E. Morgenstern        Officer and Director
                                 (Principal Executive Officer)


   /s/ Jeffrey A. Conway         Vice President and Chief      September 30, 1996
   Jeffrey A. Conway             Financial Chief
                                 (Principal Financial and
                                 Accounting Officer)


   /s/ Marc A. Joseffer          Director                      September 30, 1996
   Marc A. Joseffer


                                    EXHIBIT INDEX


          Exhibit Number           Description

             4.1         Articles of Incorporation of the
                         Company, as amended (filed as of
                         January 5, 1996 as Exhibit 3.1 to
                         the Company's Registration
                         Statement on Form SB-2 (No. 333-
                         116) and incorporated herein by
                         this reference).

             4.2 By-Laws of the Company, as amended (filed as of December 8, 1992 as an exhibit to the Company's
                         Registration Statement on Form S-18
                         (No. 33-55562-NY) and incorporated
                         herein by this reference)

             4.3 1995 Stock Option Plan (filed as of January 5, 1996 as Exhibit 10.2 to the Company's Registration
                         Statement on Form SB-2 (No. 333-
                         116) and incorporated herein by
                         this reference).

             5.1         Opinion of Hodgson, Russ, Andrews,
                         Woods & Goodyear, LLP

            24.1         Consent of Coopers & Lybrand, L.L.P.

            24.2         Consent of Hodgson, Russ, Andrews, Woods
                         & Goodyear, LLP (included in Exhibit 5.1)